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                                                                    EXHIBIT (23)






                         Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman- Rupp Company of our report dated January 29, 1999, included in the 1998 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement and in the related Prospectus (Form S-8 No. 333-32973) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-03395) pertaining to the Individual Profit Sharing Retirement Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors Compensation Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-3 No. 333-37503) pertaining to Treasury shares, and in the Registration Statement and in the related Prospectus (Form S-3 No. 333-45671) pertaining to the J.C. Gorman Trust shares of our report dated January 29, 1999, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                         Ernst & Young LLP



Cleveland, Ohio
March 29, 1999













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